Exhibit 99.1

UMH PROPERTIES, INC. PUBLISHES ITS 2025 ANNUAL REPORT

FREEHOLD, NJ, March 17, 2026 - UMH Properties, Inc. (NYSE: UMH) (TASE: UMH), a real estate investment trust (REIT) specializing in manufactured home communities, announced today that it has published its 2025 Annual Report. It is now available on the Company’s website at www.umh.reit.

Samuel A. Landy, President and Chief Executive Officer, commented, “We are proud to announce that our 2025 Annual Report is now available on our website. We encourage everyone to read our Annual Report to gain further information on our Company and our future outlook.”

UMH Properties, Inc., which was organized in 1968, is a public equity REIT that currently owns and operates 145 manufactured home communities, containing approximately 27,100 developed homesites, of which 11,000 contain rental homes, and over 1,000 self-storage units. These communities are located in New Jersey, New York, Ohio, Pennsylvania, Tennessee, Indiana, Maryland, Michigan, Alabama, South Carolina, Florida and Georgia. Included in the 145 communities are two communities in Florida, containing 363 sites, and one community in Pennsylvania, containing 113 sites, that UMH has an ownership interest in and operates through its joint ventures with Nuveen Real Estate.

Contact: Nelli Madden

732-577-4062

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